EXHIBIT 24.2

                          CONSENT OF ARTHUR ANDERSEN



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                                    ARTHUR
                                   ANDERSEN


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report dated March 8, 1996, on the Precisionaire, Inc. financial statements, included as an exhibit, and to all references to our firm included in or made a part of this registration statement.


                                                /s/ Arthur Andersen LLP

Tampa, Florida
October 18, 1996